Exhibit 99.1

Co-Diagnostics Reports Continued Strength in Third Quarter 2021 Financial Results

Solid quarterly results highlighted by record revenue of $30.1 million, pre-tax income of $13.6 million and fully diluted EPS of $0.38

SALT LAKE CITY, November 11, 2021—Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Results:

●	Revenue increased 38.0% as compared to the prior year period to a record $30.1 million, primarily due to sales of the Logix Smart™ COVID-19 Test.
●	Gross profit increased 67.5% to $26.8 million, representing 89.0% of consolidated revenue due to improved product mix as compared to the prior-year period.
●	Operating income totaled $13.6 million, representing a 13.2% increase from the prior year period due to increased sales and marketing expenses as a result of increased third-party sales commissions, as well as increased research and development expenses related to the Eikon point of care technology platform.
●	Income before taxes of $13.6 million, compared to $12.8 million in the prior period.
●	Net income of $11.5 million, compared to a net income of $15.7 million in the prior-year third quarter, representing $0.38 per fully diluted share, as compared to $0.53 per fully diluted share in the third quarter of 2020.
●	Cash, cash equivalents, and marketable securities totaled $83.9 million as of September 30, 2021, an increase of $11.5 million from June 30, 2021.
●	Operating cash flows totaled $36.2 million for the year-to-date period ending September 30, 2021, as compared to operating cash flows of $8.2 million during the prior year period.

“This quarter brought continued growth and strong positioning for sustainability,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “We believe that our diverse international customer base, clean balance sheet and steady cash accumulation, in addition to our high-quality products whose performance has been validated by laboratories and regulatory bodies across the world, help us stand out from the crowd and all contributed to our record sales in Q3.

“An important step in our growth to becoming a leading global molecular diagnostics company is our upcoming point of care/at-home diagnostic platform,” continued Egan. “We are optimistic about the potential impact this new device can have on infectious disease diagnostics, not just for COVID-19 but other diseases as well, and believe we are well positioned to maintain our trajectory of market share growth as our investments in talent and R&D continue to yield positive results.”

Third Quarter 2021 Business Highlights:

●	Unveiled at-home/point-of-care testing device at AACC annual meeting.
●	Initiated corporate rebranding to better reflect expanded scope, mission, and upcoming expansion into new diagnostics verticals.
●	JV CoSara received clearance from Indian FDA-equivalent for chikungunya and dengue tests.
●	Received approval to sell the Logix Smart ABC test in Mexico.
●	Received ANVISA approval to sell Logix Smart COVID-19 test kit in Brazil.
●	Strengthened the intellectual property portfolio with new international CoPrimer™ patent.

Full Year 2021 Outlook:

Co-Diagnostics is offering the following guidance for its full year of 2021:

●	Revenue to be in the range of $96.0 million to $100.0 million
●	Diluted earnings per share forecasted to be in the $1.07 to $1.16 range, with shares outstanding expected to be approximately 30 million and a corporate effective tax rate of approximately 18.0%.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 877-317-6789 (domestic) or 412-317-6789 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in liquid biopsy and SNP detection, (iv) use of the Company’s liquid biopsy tests by laboratories, (v) capital resources and runway needed to advance the Company’s products and markets, (vi) increased sales in the near-term, (vii) flexibility in managing the Company’s balance sheet, (viii) anticipation of business expansion, (ix) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages, and (x) the impact that known and unknown COVID-19 variants may have on us and our products, our customers and suppliers, including disruptions and inefficiencies in the supply chain. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Investor Relations Contact:
Andrew Benson	Zach Mizener
Head of Investor Relations	Lambert & Co.
+1 801-438-1036	+1 616-233-0500
investors@codiagnostics.com	zmizener@lambert.com

CO-DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$82,658,248	$42,976,713
Marketable investment securities	1,251,285	4,335,446
Accounts receivable, net	14,589,599	12,136,833
Inventory	3,302,925	7,995,189
Prepaid expenses	485,095	369,028
Total current assets	102,287,152	67,813,209
Property and equipment, net	1,524,806	949,639
Investment in joint venture	1,034,098	1,927,125
Deferred tax asset	512,552	547,224
Total assets	$105,358,608	$71,237,197
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$800,003	$598,318
Accrued expenses, current	2,055,698	2,849,503
Accrued expenses (related party), current	30,000	120,000
Income taxes payable	1,044,640	637,560
Deferred revenue	189,556	305,307
Total current liabilities	4,119,897	4,510,688
Long-term liabilities
Accrued expenses, noncurrent	1,080,358	-
Accrued expenses (related party), noncurrent	-	30,000
Total long-term liabilities	1,080,358	30,000
Total liabilities	5,200,255	4,540,688
Commitments and contingencies (Note 9)
Stockholders' equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 28,894,890 and 28,558,033 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	28,895	28,558
Additional paid-in capital	53,458,589	49,157,236
Accumulated earnings	46,670,869	17,510,715
Total stockholders' equity	100,158,353	66,696,509
Total liabilities and stockholders' equity	$105,358,608	$71,237,197

CO-DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$30,101,353	$21,818,753	$77,484,262	$47,407,555
Cost of revenue	3,311,255	5,821,281	9,088,175	12,278,326
Gross profit	26,790,098	15,997,472	68,396,087	35,129,229
Operating expenses
Sales and marketing	4,253,091	798,474	11,303,950	1,457,148
General and administrative	2,919,498	2,203,417	8,323,620	5,853,935
Research and development	5,893,350	921,889	12,779,573	2,072,160
Depreciation and amortization	94,038	35,490	232,757	81,456
Total operating expenses	13,159,977	3,959,270	32,639,900	9,464,699
Income from operations	13,630,121	12,038,202	35,756,187	25,664,530
Other income (expense)
Interest income	11,379	29,992	36,565	75,740
Gain (loss) on equity method investment in joint venture	(64,940)	748,557	(401,288)	1,016,297
Total other income (expense)	(53,561)	778,549	(364,723)	1,092,037
Income before income taxes	13,576,560	12,816,751	35,391,464	26,756,567
Income tax provision (benefit)	2,100,594	(2,914,781)	6,231,310	(2,914,781)
Net income	$11,475,966	$15,731,532	$29,160,154	$29,671,348
Earnings per common share:
Basic	$0.40	$0.56	$1.01	$1.13
Diluted	$0.38	$0.53	$0.98	$1.07
Weighted average shares outstanding:
Basic	28,941,357	28,084,267	28,800,450	26,172,439
Diluted	29,952,690	29,597,792	29,872,415	27,621,531